Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

(Form Type)

Air Lease Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	—	—	—	—	—	—	—	—	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	Equity	Class A Common Stock, par value $0.01 per share (1)	415(a)(6)	4,643,608(1)(2)	$46.85	$217,553,034.80	—	$23,735.04	S-3	333-255862	May 7, 2021	$23,735.04

Total Offering Amounts

	Total Fees Previously Paid							$ 23,735.04

	Total Fee Offsets							N/A

	Net Fee Due							$0

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any stock splits, stock dividends or similar transactions.

(2)

The registrant filed a registration statement on Form S-3 (File No. 333-255862) with the Securities and Exchange Commission on May 7, 2021, which was deemed effective immediately upon filing (the “Prior Registration Statement”). The Prior Registration Statement registered an aggregate of 4,667,808 shares of Class A Common Stock, par value $0.01 per share (the “Common Stock”). As of the date of the filing of this registration statement, there were 4,643,608 unsold shares of Common Stock (the “Unsold Securities”) registered under the Prior Registration Statement. A registration fee of $23,735.04 (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement) related to a maximum aggregate offering price of $217,553,034.80 was previously paid in connection with the Unsold Securities. Pursuant to Rule 415(a)(6) under the Securities Act, all of the Unsold Securities (and associated filing fees) are being carried forward and registered under this registration statement. Pursuant to Rule 415(a)(6), the offering of securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.